UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 7, 2010

ConAgra Foods, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7275	47-0248710
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One ConAgra Drive, Omaha, Nebraska		68102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	402-240-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.02 Results of Operations and Financial Condition.

On June 7, 2010, ConAgra Foods, Inc. (the "Company") entered into an agreement to sell substantially all of the assets of Gilroy Foods & Flavors' dehydrated garlic, onion, capsicum and Controlled Moisture™, GardenFrost®, Redi-Made™ and fresh vegetable operations (the "Gilroy Business") to Olam International for $250 million, subject to final working capital adjustments. The Company's seasoning blends and flavors business and supporting plant operations, currently managed together with the Gilroy Business, will remain with the Company's Commercial Foods reporting segment following the transaction. Completion of the sale of the Gilroy Business is expected to occur in the first quarter of fiscal 2011, subject to satisfaction or waiver of customary closing conditions, including the receipt of normal regulatory approvals.

The Company previously issued fiscal 2010 diluted earnings per share ("EPS") guidance from continuing operations of approaching $1.73, excluding items impacting comparability. This guidance assumed inclusion of the results of the Gilroy Business in continuing operations. The Company plans to reclassify the financial results of the Gilroy Business from continuing operations into discontinued operations, beginning with the Company's fiscal 2010 fourth quarter. Given this reclassification, the Company will include the applicable EPS from these discontinued operations in its calculation of full year diluted EPS when discussing progress versus EPS guidance. As such, the Company's EPS guidance for fiscal 2010 remains unchanged in substance, at diluted EPS approaching $1.73, excluding items impacting comparability. The Company’s long-term financial guidance will not be altered by the completion of the sale of the Gilroy Business or the reclassification.

The Company expects to communicate the details of the reclassification and completion of the sale of the Gilroy Business as part of its fiscal 2010 fourth quarter earnings release, which is expected to be issued on June 24, 2010.

Item 2.06 Material Impairments.

In connection with the sale of the Gilroy Business, the Company expects to incur a pre-tax non-cash impairment charge of approximately $60 million. The Company intends to treat this charge as an item impacting comparability in its calculation of fiscal 2010 EPS.

Item 8.01 Other Events.

The information included in the first paragraph under Item 2.02 above is incorporated herein by reference.

Note on Forward-looking Statements.
This Form 8-K contains forward-looking statements. These statements are based on management's current views and assumptions of future events and financial performance and are subject to uncertainty and changes in circumstances. The Company undertakes no responsibility for updating these statements. Readers of this Form 8-K should understand that these statements are not guarantees of performance or results. Many factors could affect the Company's actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements. These factors include, among other things: availability and prices of raw materials; the impact of the accident at the Garner, North Carolina manufacturing facility, including the ultimate costs incurred and the amounts received under insurance policies; product pricing; future economic circumstances; industry conditions; the Company's ability to execute its operating plans; the success of the Company's innovation, marketing, and cost-savings initiatives; the competitive environment and related market conditions; operating efficiencies; the ultimate impact of the Company's recalls; access to capital; actions of governments and regulatory factors affecting the Company's businesses, including the Patient Protection and Affordable Care Act; the amount and timing of repurchases of the Company's common stock, if any; the ability to successfully complete the sale of the Gilroy Business; any increase in the impairment charges required in connection with the sale of the Gilroy Business; and other risks described in the Company's reports filed with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements included in this Form 8-K, which speak only as of the date made.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ConAgra Foods, Inc.

June 7, 2010	By:	/s/ Colleen Batcheler

Name: Colleen Batcheler
Title: Executive Vice President, General Counsel and Corporate Secretary